UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: September 17, 2007

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Capital One Financial Corporation (“Capital One” or the “Company”) today announced that for 2008 it expects to deliver (on a managed basis):

•	Low-to-mid single digit growth in loans and deposits;

•	Revenue growth in-line with or slightly higher than asset growth; and

•	Continued operating leverage, with its efficiency ratio, including operating expenses and marketing spend, improving to the mid-40%’s.

In addition, for 2008, Capital One’s Board of Directors has confirmed a target for its Tangible Common Equity (“TCE”) to Tangible Managed Assets ratio of 5 1/2 to 6 percent. The Company expects to continue to experience strong capital generation that will enable its Board of Directors to declare dividends on its Common Stock at a constant quarterly dividend amount over the course of 2008 that approximates 25% of expected 2008 net income after tax, beginning with the dividend declared in January 2008, payable in February 2008. The Company expects to return a substantial portion of the remainder of excess capital above its TCE target (and after supporting organic loan growth) to its stockholders in the form of continuing share repurchases during the course of 2008. For 2007, the Company continues to expect earnings of approximately $5.00 per share (diluted).

The information provided in this Item 7.01 contains forward-looking statements, which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following: continued intense competition from numerous providers of products and services which compete with the Company’s businesses; changes in interest rates; the success of the Company’s marketing efforts; an increase or decrease in credit losses (including increases due to a worsening of general economic conditions); the success, timeliness and financial impact of the Company’s restructuring initiative, including costs, cost savings and other benefits; financial, legal, regulatory, accounting changes or actions that may affect investment in, or the overall performance of, a product or business; general economic conditions affecting consumer income, spending and savings which may affect consumer bankruptcies and defaults, charge-offs, and deposit activity; changes in the Company’s aggregate loan balances and/or number of customers and the growth rate and composition thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of loan balances; the amount of deposit growth; changes in the reputation of the Company and/or the industries in which it competes with respect to practices, products or other matters; any significant disruption in the Company’s operations or technology platform; the Company’s ability to maintain a compliance infrastructure suitable for its size and complexity; the amount of, and rate of growth in, the Company’s expenses as the Company’s business develops or changes or as it expands into new market areas; the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses; the Company’s ability to execute on its strategic and operational plans; the ability of the Company to recruit and retain experienced personnel to assist in the management and operations of new products and services; the risk that North Fork Bank will not be integrated successfully; other risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007.

Note: Information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. Furthermore, the information provided in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: September 17, 2007	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

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